Exhibit 10.9

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED FROM THE HOLDER EVIDENCE OF SUCH EXEMPTION.

CONVERTIBLE PROMISSORY NOTE

$223,511.26	August 6, 2020

FOR VALUE RECEIVED, SANUWAVE Health, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of A. Michael Stolarski (the “Holder”), on or before August 6, 2021 (the “Maturity Date”), in accordance with the terms of this Convertible Promissory Note (this “Note”), the principal amount of $223,511.26 or, if less, the aggregate unpaid principal amount of the indebtedness evidenced by this Note (the “Outstanding Principal Balance”), together with interest on the Outstanding Principal Balance at the rates and on the dates set forth in this Note.

This Note is issued in connection with the termination of that certain Line of Credit Agreement between the Company and Holder dated December 29, 2017, as amended (the “Credit Agreement”). Upon the issuance of this Note, the Credit Agreement is hereby terminated and of no further force or effect.

This Note is expressly subordinate and junior in right of payment and collection to the secured promissory notes issued pursuant to that certain Note and Warrant Purchase and Security Agreement dated as of August 6, 2020 (the “NWPSA”) by and among NH Expansion Credit Fund Holdings LP (in such capacity, “Agent”), the Company and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Senior Debt”), as more particularly described in, and subject to the terms and conditions of, that certain Subordination Agreement dated as of the date hereof, by and between Agent and the Holder. The Company has provided a true and complete copy of the NWPSA to the Holder on the date hereof.

1. Payment of Principal. The Company shall repay the Outstanding Principal Balance in full on the Maturity Date. The Company may prepay the Outstanding Principal Balance in full upon two business days advance written notice to the Holder, without premium or penalty. Notwithstanding the foregoing, the Company shall not make any payments on the Outstanding Principal Amount or accrued and unpaid interest until the Senior Debt is paid in full; provided, however, that the Company may use the proceeds from an equity financing consummated after the date hereof to repay the Outstanding Principal Amount and any accrued and unpaid interest as long as the Company is in compliance with all covenants and obligations under the Senior Debt at such time and will remain in compliance with all covenants and obligations under the Senior Debt immediately following such repayment.

2. Payment of Interest. The Note shall accrue interest on the Outstanding Principal Balance at a rate equal to 12.0% per annum. Accrued and unpaid interest shall be paid by the Company at maturity and with any other repayment or prepayments of any portion of the Outstanding Principal Balance. Following the occurrence of an Event of Default (as defined in Section 6), the Note shall accrue interest on the Outstanding Principal Balance from the date of such Event of Default until such Event of Default has been waived in writing at a rate equal to 2.0% per annum in excess of the interest rate then applicable to the Outstanding Principal Balance, such interest being payable on demand. All computations of interest under this Note are made on the actual number of days elapsed over a year of 360 days.

3. Payment. The Company shall make all payments required under this Note in lawful money of the United States of America at the principal office of the Holder or at such other place as the Holder may from time to time designate to the Company.

4. Conversion.

(A)
At any time on or after January 1, 2021 (the “Convertibility Date”), at the election of the Holder at its sole discretion, the Outstanding Principal Balance, together with any accrued but unpaid interest thereon, will be convertible into a number of shares of the Company’s common stock (“Common Stock”) equal to the quotient obtained by dividing (a) the Outstanding Principal Balance on the date of such conversion, together with any accrued but unpaid interest thereon, by (b) $0.10 (as adjusted for any subdivisions, combinations or reclassifications of the Company’s Common Stock), and rounded down to the nearest whole number (the “Conversion Shares”). For the avoidance of doubt, the Holder may at any time after the Maturity Date at its sole discretion elect for the Outstanding Principal Balance, together with any accrued but unpaid interest thereon, to be paid in full rather than electing a conversion of the Outstanding Principal Balance and accrued and unpaid interest pursuant to this Section 4.

(B)
The Holder may effect a conversion pursuant to this Section 4 by giving the Company at least ten days prior written notice thereof (the “Conversion Notice”). The Conversion Notice shall notify the Company of Holder’s intention to effectuate a conversion pursuant to this Section 4 and shall indicate the date of such conversion, which date shall be not less than seven days from the date of such Conversion Notice (the “Conversion Date”). No original of the Conversion Notice shall be required. The Company may prepay the Outstanding Principal Balance, together with any accrued but unpaid interest thereon, prior to the Conversion Date. Notwithstanding the foregoing, if a conversion pursuant to this Section 4 is being made in connection with (i) a proposed public offering of any Common Stock (or other securities of the Company), (ii) a proposed sale transaction involving a sale or disposition of all or a majority of the Company’s stock or assets (by way of stock sale, asset sale, merger, consolidation, or other manner), or (iii) a proposed sale of outstanding shares of Common Stock or any other securities of the Company, then, at the election of the Holder, such conversion may be conditioned upon the consummation of such public offering, sale transaction, or sale of shares or other securities, in which case such conversion shall be effective immediately prior to the consummation of such public offering, sale transaction, or sale of shares or other securities.

(C)
Mechanics of Conversion

(i)
Not later than three (3) Trading Days (as defined below) after the Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate representing the number of Conversion Shares being acquired upon conversion of this Note. Upon any conversion under this Section 4, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay to the Holder cash equal to such fraction multiplied by $0.10 (as adjusted for any subdivisions, combinations or reclassifications of the Company’s Common Stock). For purposes hereof, the term “Trading Day” means a day on which the principal Trading Market (as defined below) is open for business. The term “Trading Market” means any of the following markets or exchanges on which the Common Stock of the Company is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

(ii)
Obligation Absolute. The Company’s obligation to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof is absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any individual or entity (each, a “Person”) or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action that the Company may have against the Holder. In the event the Holder shall elect to effect a conversion pursuant to this Section 4, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason and the Company shall issue the Conversion Shares, upon a properly noticed conversion. Nothing herein shall limit the Holder’s right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other section hereof or under applicable law.

(D)
The Company covenants that it will at all times from and after the Convertibility Date reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of this Note hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable, and that the issuance of such shares of Common Stock shall be free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Company or any other Person, and free from all liens and charges with respect to the issue thereof. The Company will take all such action as may be necessary to assure that such shares of Common Stock will be so issued without violation of any applicable law or regulation, or of any applicable requirements of the National Association of Securities Dealers, Inc. and of any Trading Market upon which the Common Stock may be listed. At any such time as the Common Stock is listed on any Trading Market, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such Trading Market, upon official notice of issuance, the shares of Common Stock issuable upon the conversion of this Note and maintain the listing or quoting of such shares after their issuance so long as the Common Stock is so listed or quoted.

(E)
The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates.

(F)
Without limiting Holder’s rights under the Letter Agreement, upon the conversion of the Note, the Company will use commercially reasonable efforts to cause the Conversion Shares to be registered for resale on Form S-3 (or Form S-1 or any other applicable form, at the sole discretion of the Company, if Form S-3 is not available to the Company) as soon as practicable after the Conversion Date, and to cause such registration statement to remain effective until all of the Conversion Shares are sold or the Holder is entitled to sell all of the unsold Conversion Shares pursuant to Rule 144 of the Securities Act of 1933, as amended, without volume limitations.

5. Covenants. So long as any of the Outstanding Principal Balance or any accrued and unpaid interest thereon remains outstanding, the Company shall not:

(A)
incur, create, assume or become liable in any manner with respect to indebtedness for borrowed money other than (i) the Senior Debt and (ii) “Permitted Indebtedness” (as such term is defined in the NWPSA as in effect on the date hereof, without giving effect to any subsequent amendment, modification or change thereto unless approved in writing by the Holder (such approval not to be unreasonably withheld, conditioned or delayed)), provided that for purposes of this Section 5(A), Subordinated Debt (as such term is defined in the NWPSA as in effect on the date hereof (without giving effect to any subsequent amendment, modification or change thereto)) shall not be deemed to be Permitted Indebtedness other than with respect to the principal and interest under the Convertible Promissory Note, dated as of the date hereof (the “Celularity Note”), issued by the Company in favor of Celularity, Inc., a Delaware corporation;

(B)
prepay any principal or interest under the Celularity Note unless the Company concurrently prepays a corresponding amount (in the aggregate) of principal and interest under this Note;

(C)
directly or indirectly, (i) make any dividend or distribution on or in respect of any of its equity interests or (ii) redeem, repurchase or otherwise retire any of its equity interests; or

(D)
be, or permit any subsidiary of the Company to be, a party to any merger, consolidation or exchange of stock, or sell or otherwise transfer, or permit any subsidiary of the Company to sell or otherwise transfer, all or substantially all of the Company’s or such subsidiary’s assets or equity interests.

6. Default; Acceleration. Upon the occurrence of any one of the following events (each an “Event of Default”):

(A)
the Company’s failure to pay any portion of (i) the Outstanding Principal Balance on the date such obligations are due or are declared due (whether by scheduled maturity, acceleration, demand or otherwise) or (ii) interest on the Outstanding Principal Balance within ten days of the date when such obligations are due or are declared due (whether by scheduled maturity, acceleration, demand or otherwise);

(B)
the Company fails or neglects to perform, keep or observe any of its other covenants, conditions or agreements contained in this Note and, in the case of the covenants in Section 5(A) or Section 5(B), such failure or neglect continues for a period of 10 days after the Company becomes aware of such failure or neglect;

(C)
the Company or any subsidiary of the Company (i) defaults in the payment of any indebtedness for borrowed money (after expiration of any applicable cure period) or (ii) defaults in the observance or performance of any agreement or condition relating to any indebtedness for borrowed money (after expiration of any applicable cure period), the effect of which default is to cause, or to permit the holder or holders of such indebtedness to cause, such indebtedness to become due prior to its stated maturity;

(D)
a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against the Company or any of its subsidiaries; the Company or any of its subsidiaries makes an assignment for the benefit of creditors or takes any action to authorize any of the foregoing; or, in the case of an involuntary proceeding filed against the Company or any of its subsidiaries, such proceeding is not discharged or dismissed within 60 days; or

(E)
the Company or any subsidiary of the company voluntarily or involuntarily dissolves or the Company or any subsidiary of the Company is dissolved or becomes insolvent or fails generally to pay its debts as they become due;

the Holder may declare the Outstanding Principal Balance, together with all accrued and unpaid interest thereon, to be, and upon such declaration all of such principal and interest shall become, immediately due and payable without presentment, demand, protest or further notice of any kind; provided that if an Event of Default described in clause (D) or clause (E) above exists or occurs, the Outstanding Principal Balance, together with all accrued and unpaid interest thereon, automatically, without notice of any kind, becomes immediately due and payable.

7. Expenses. The Company shall pay all reasonable expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Holder in endeavoring to collect any amounts payable under this Note which are not paid when due, whether by declaration or otherwise.

8. Governing Law. This Note is governed by, and construed in accordance with, the laws of the State of New York.

9. Jurisdiction. The Company and the Holder irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware (the “Chosen Courts”) solely in respect of the interpretation and enforcement of the provisions of this Note and hereby waive, and agree not to assert, as a defense in any action (each, an “Action”) for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Action may not be brought or is not maintainable in the Chosen Courts or that the Chosen Courts are an inconvenient forum or that the venue thereof may not be appropriate or that this Note or any such document may not be enforced in or by the Chosen Courts, and the Company and the Holder irrevocably agree that all claims relating to such Action or transactions will be heard and determined in the Chosen Courts.

10. JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE. EACH OF THE COMPANY AND THE HOLDER CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11. Amendments. Neither this Note nor any provision hereof may be amended, modified or waived except pursuant to an agreement or agreements in writing entered into by the Company and the Holder.

12. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the Company and the Holder. The Company may not assign its obligations under this Note without the written consent of the Holder.

13. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others will be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, electronic mail or overnight courier:

If to Holder:

A. Michael Stolarski

If to the Company:

SANUWAVE Health, Inc.
3360 Martin Farm Road, Suite 100
Suwanee, GA 30024
Email: Lisa Sundstrom
Attention: lisa.sundstrom@sanuwave.com

with a copy (which will not constitute notice) to:

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Email: mindick@mofo.com
Attention: Murray A. Indick

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above will be deemed given to the receiving party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile or upon receipt of electronic mail (provided that if given by facsimile or electronic mail such notice, request, instruction or other document will be followed up within one business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

14. Severability. Any provision of this Note held to be invalid, illegal or unenforceable in any jurisdiction is, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability without effecting the validity, legality and enforceability of the remaining provisions of this Note; and the invalidity of a particular provision in a particular jurisdiction does not invalidate such provision in any other jurisdiction.

15. No Implied Waivers. No failure to exercise and no delay in exercising any right or remedy under this Note operates as a waiver thereof. No single or partial exercise of any right or remedy under this Note, or any abandonment or discontinuance thereof, precludes any other or further exercise thereof or the exercise of any other right or remedy. No waiver or consent under this Note is applicable to any events, acts or circumstances except those specifically covered thereby.

16. Integration. This Note and the Letter Agreement constitutes the entire contract between the Company and the Holder relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

17. Certain Waivers. The Company hereby waives, to the fullest extent permitted by applicable law, diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or the payment of any principal or interest hereunder, may be extended from time to time, without in any way affecting the liability of the Company hereunder.

18. Lost, Stolen, Destroyed or Mutilated Note. In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

[Signature page follows]

Executed and delivered as of the date first written above.

SANUWAVE HEALTH, INC.

By:	/s/ Kevin A. Richardson II
Name Kevin A. Richardson II
Title CEO

AGREED AND ACKNOWLEDGED:

A. MICHAEL STOLARSKI

/s/ A. Michael Stolarski
SIGNATURE PAGE TOCONVERTIBLE PROMISSORY NOTE